                                                                  EXHIBIT 10.30d

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                    INTELLECTUAL PROPERTY SECURITY AGREEMENT




                                    Between

                                NETACCESS, INC.
                                   as Debtor

                                      and

                           NATIONSBANK OF TEXAS, N.A.
                              Administrative Agent





                               December 30, 1996



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                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
                                                I.  GRANT OF SECURITY INTEREST
                                                    --------------------------

1.01.   Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
1.02.   Security for Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
1.03.   Validity and Priority of Security Interest . . . . . . . . . . . . . . . . . . . . . .     2
1.04.   Maintenance of Status of Security Interest, Collateral and Rights  . . . . . . . . . .     2
        (a)      Required Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
        (b)      Protection of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . .     2
        (c)      Authorized Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
        (d)      Registrations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
1.05.   Debtor Remains Obligated; Administrative Agent and Secured Parties Not Obligated . . .     3
1.06.   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
1.07.   Security Interest Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

                                              II.  REPRESENTATIONS AND WARRANTIES
                                                   ------------------------------

2.01.   Authorization; Enforceability; Required Consents; Absence of Conflicts . . . . . . . .     4
2.02.   Rights of Debtor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
2.03.   Perfection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
2.06.   Registrations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
2.07.   Other Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

                                                        III.  COVENANTS
                                                              ---------

3.01.   Chief Executive Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
3.02.   Preservation of Existence and Preservation of Enforceability . . . . . . . . . . . . .     5
3.03.   Requested Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
3.04.   No Disposition of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
3.05.   Additional Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

                                                     IV. EVENT OF DEFAULT
                                                         ----------------

4.01.   Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
4.02.   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
4.03.   Indemnity and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

                                                      V.  INTERPRETATION
                                                          --------------

5.01.   Definitional Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
        (a)      Certain Terms Defined by Reference  . . . . . . . . . . . . . . . . . . . . .     8
        (b)      Other Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
        (c)      Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . .    10
5.02.   Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

                                                      VI.  MISCELLANEOUS
                                                           -------------

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
6.01.   Expenses of Debtor's Agreements and Duties . . . . . . . . . . . . . . . . . . . . . .    10
6.02.   Administrative Agent's Right to Perform on Debtor's Behalf 11
6.03.   Administrative Agent's Right to Use Agents . . . . . . . . . . . . . . . . . . . . . .    11
6.04.   No Interference, Compensation or Expense . . . . . . . . . . . . . . . . . . . . . . .    11
6.05.   Limitation of Administrative Agent's Obligations With Respect to Collateral  . . . . .    11
6.06.   Rights of Administrative Agent under UCC and Applicable Law  . . . . . . . . . . . . .    11
6.07.   Waivers of Rights Inhibiting Enforcement . . . . . . . . . . . . . . . . . . . . . . .    12
6.08.   Notices and Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
6.09.   Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
6.10.   Amendments; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
6.11.   GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
6.12.   WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
6.13.   Consent to Jurisdiction; Waiver of Immunities  . . . . . . . . . . . . . . . . . . . .    13
6.14.   Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
6.15.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
6.16.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
6.17.   Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
6.18.   Obligations Not Affected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
6.19.   ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14


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                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


         INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of December 30, 1996, between Netaccess, Inc., a California corporation ("Debtor"), and NationsBank of Texas, N.A., a national banking association, as Administrative Agent ("Administrative Agent"), for itself and each other lender a party to the Credit Agreement described below (singly, a "Secured Party" and collectively, the "Secured Parties").


                                   RECITALS.

         (1) Administrative Agent, Xircom, Inc. ("Borrower"), and Secured Parties entered into the Credit Agreement dated as of December 30, 1996 (as the same has been and may hereafter be supplemented, amended, amended and restated, extended or modified from time to time, being the "Credit Agreement").

         (2) It is the intention of the parties hereto that this Agreement create a first priority security interest securing the payment of the obligations set forth in Section 1.02 hereof.

         (3) It is a condition precedent to the effectiveness of the Credit Agreement that Debtor shall have executed and delivered this Agreement.


                                   AGREEMENT.

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Secured Parties to, among other things, make Advances under the Credit Agreement, Debtor hereby agrees with Administrative Agent for its benefit and the ratable benefit of Secured Parties as hereinafter set forth.


                         I.  GRANT OF SECURITY INTEREST

         1.01. Grant of Security Interest. Debtor hereby pledges and grants to Administrative Agent for its benefit and the ratable benefit of Secured Parties a security interest in, the entire right, title and interest of Debtor, in and to the Collateral.

         1.02. Security for Obligations. This Agreement creates a first priority security interest, securing the payment and performance of any and all obligations now or hereafter existing of Borrower, each Obligor and any other Person under the Credit Agreement and the other Loan Documents, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification or otherwise) (all such obligations of Borrower, each Obligor and each other Person being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Borrower, each other Obligor and any other Person to Administrative Agent or any Secured Party under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding under any Debtor Relief Law involving Borrower, any other

Obligor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of Borrower, any other Obligor or any other Person under any Debtor Relief Law).

         1.03. Validity and Priority of Security Interest. Debtor agrees that the Security Interest shall at all times be valid, perfected, continuing and binding and enforceable against Debtor and all other Persons, in accordance with the terms hereof, as security for the Obligations, and that the Collateral shall not at any time be subject to any Lien, except as permitted in the Loan Documents.

         1.04.   Maintenance of Status of Security Interest, Collateral and
Rights.

         (a) Required Action. Debtor shall take all reasonable action that may be necessary or that Administrative Agent may reasonably request, so as at all times (i) to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 1.03, and (ii) to protect and preserve, and to enable the exercise or enforcement of, the rights of Administrative Agent hereunder, including (A) immediately discharging all Liens, except as permitted in the Loan Documents and by any license entered into in the ordinary course of business and (B) executing and delivering financing or continuation statements, instruments of pledge, notices and instructions in each case in form and substance reasonably satisfactory to Administrative Agent.

         (b) Protection of Collateral. Debtor shall use its best efforts to protect, preserve, renew and maintain, in each case in a manner consistent with reasonably responsible business and legal practices all rights of Debtor in the Collateral (except to the extent such Collateral is obsolete or no longer useful to Debtor's business), including (i) prosecuting such suits, proceedings or other actions for infringement, unfair competition, dilution or other damage or (ii) appearing in and defending any action or proceeding that may materially adversely affect Debtor's title to or Administrative Agent's security interest in all or any material part of the Collateral, when such action is in Debtor's reasonable business judgment necessary to protect Debtor's Collateral. Any reasonable expenses incurred in protecting, preserving, renewing and maintaining the Collateral shall be borne by Debtor. To the maximum extent permitted by Laws, after a Default or Event of Default shall have occurred and be continuing, Administrative Agent shall have the right, without taking title to any Collateral, to bring suit to enforce any or all Collateral or its Security Interest in any or all of the Collateral, in which event Debtor shall, at the reasonable request of Administrative Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Administrative Agent in aid of such enforcement. All reasonable costs, reasonable expenses and other moneys reasonably advanced by Administrative Agent in connection with the foregoing shall, whether or not there are then outstanding any amounts under the Credit Agreement, be treated as Obligations, but the making of any Advances by Administrative Agent or any Secured Party shall not relieve Debtor of any default hereunder.

         (c) Authorized Action. Administrative Agent is hereby authorized to file one or more financing or continuation statements, amendments thereto and instruments of pledge, notices and instructions without the signature of or in the name of Debtor when permitted by Applicable Law provided that Administrative Agent shall give reasonably prompt notice of any such filings to Debtor. A carbon, photographic or other reproduction of this Agreement or of any financing statement filed in connection with this Agreement shall be sufficient as a financing statement.

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         (d)     Registrations.  Debtor shall renew or maintain, as specified in any Applicable Law, and shall make any filings necessary to renew or maintain the Registrations, except to the extent such Collateral is obsolete or no longer useful to Debtor's business.

         1.05. Debtor Remains Obligated; Administrative Agent and Secured Parties Not Obligated. The grant by Debtor to Administrative Agent of the Security Interest shall not relieve Debtor from the performance of any term, covenant, condition or agreement on its part to be performed or observed (including by virtue of the exercise by Administrative Agent of any of its rights hereunder), or from any liability to any Person, under or in respect of any of the Collateral or impose any obligation on Administrative Agent or any Secured Party or impose any liability on Administrative Agent or any Secured Party for any act or omission on the part of Debtor relative thereto.

         1.06.   Termination.

         (a) In the event that the Obligations shall have been finally paid in full, and all commitments by Secured Parties to extend credit shall have been terminated and Administrative Agent shall have delivered to Debtor a written termination agreement, then this Agreement shall also terminate and be of no further force and effect (except as provided in Section 1.06(b)).

         (b) Debtor agrees that, if at any time all or any part of any payment theretofore applied by Administrative Agent and Secured Parties to any of the Obligations is or must be rescinded or returned by any Person for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Debtor or any other Person), such Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Administrative Agent or any Secured Party, and the Security Interest granted hereunder shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by Administrative Agent or any Secured Party had not been made.

         1.07. Security Interest Absolute. All rights of Administrative Agent and Secured Parties and the Security Interest granted to Administrative Agent hereunder, and all obligations of Debtor hereunder, shall, to the extent permitted by Laws, be absolute and unconditional, irrespective of

         (a)     any lack of validity or enforceability of any Loan Documents;

         (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations or any other amendment to or waiver of or any consent to departure from any Loan Documents;

         (c) any exchange, release or non-perfection of any collateral (including the Collateral or any part thereof), or any release of or amendment to or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

         (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Debtor, any other Obligor or any other Person.

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                      II.  REPRESENTATIONS AND WARRANTIES

         Debtor represents and warrants as follows:

         2.01. Authorization; Enforceability; Required Consents; Absence of Conflicts. Debtor has the power, and has taken all necessary action to authorize it, to execute, deliver and perform in accordance with its terms this Agreement and to execute and deliver all financing statements and other filings contemplated hereby. This Agreement has been duly executed and delivered by Debtor and is the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms subject to (i) equitable principles generally and
(ii) Debtor Relief Laws. The execution, delivery and performance in accordance with its terms by Debtor of this Agreement does not and (absent any change in any Law) will not (a) except for the filing and acceptance of financing statements and continuation statements in connection therewith delivered to Administrative Agent describing this Agreement and the Collateral under the Code and the filing of this Agreement with the United States Patent and Trademark Office and acceptance thereof to the extent permitted by Applicable Law, require any Governmental Approval or any other consent or approval, including any consent or approval of any shareholder of Debtor, (b) violate or conflict with its articles or bylaws, or (c) violate or conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien (other than the Security Interest) upon any assets of Debtor under any contract or agreement or Applicable Laws.

         2.02. Rights of Debtor. Debtor is the legal and beneficial owner of the Collateral free and clear of any Lien or other charge or encumbrance, including, without limitation, pledges, assignments, licenses, shop rights and covenants by Debtor not to sue any Person, except for the security interests and assignment created by this Agreement any other Liens permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect naming Debtor as "debtor" covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Administrative Agent relating to this Agreement.

         2.03. Perfection. This Agreement, together with the filings referred to in Section 2.01(a) above, will create in favor of Administrative Agent valid and perfected security interests in the Collateral and such security interests will be a first priority security interest; provided that additional actions may be required with respect to the perfection of proceeds of the Collateral held on the date hereof.

         2.06. Registrations. Annexes A-1, A-2, B-1, B-2, C-1 and C-2, as applicable, set forth a true and complete list of all Registrations in the United States Patent and Trademark Office and related state filings owned by Debtor as of the date hereof.

         2.07. Other Property. On the date hereof, Debtor has no interest in any Copyrights, which are registered or subject to any application for registration and Debtor does not believe, after appropriate review of all relevant facts and circumstances, that any registration or filing with respect to any interest Debtor may have in any property which may constitute Copyrights is material to the operation of Debtor's existing and anticipated business.

                                III.  COVENANTS

         3.01. Chief Executive Office. Debtor shall maintain its chief executive office and the office where the books and records relating to the Collateral are kept only at 2300 Corporate Center Drive, Thousand Oaks, California 91320 and 18 Keewaydin, Salem, New Hampshire 03079.

         3.02. Preservation of Existence and Preservation of Enforceability. Debtor shall, so long as any of the Obligations remain outstanding, (a) preserve and maintain its existence and (b) take all reasonable action and obtain all consents and Government Approvals reasonably required so that its obligations under this Agreement will at all times be legal, valid and binding and enforceable in accordance with its terms.

         3.03. Requested Information. In addition to such other Information as shall be specifically provided for herein, Debtor shall furnish to Administrative Agent such other Information with respect to the Collateral as Administrative Agent may reasonably request from time to time in connection with the Collateral, or the protection, preservation, maintenance or enforcement of the Security Interest or the Collateral. In connection with its enforcement of the Security Interest, Administrative Agent may use such Information or transfer it to any assignee or sublicensee permitted hereunder for such assignee's or sublicensee's use.

         3.04. No Disposition of Collateral. Debtor shall not sell, transfer or otherwise dispose of any of the Collateral or any interest therein that is material to Debtor's business, or grant any license thereunder, except in the ordinary course of business and except to the extent the same is obsolete or no longer useful to Debtor's business.

         3.05. Additional Property. Prior to the application for, use or acquisition or any interest in any property which is within the definition of "Collateral" or modification, reformulation or other alteration to any such interest that is material to Debtor's business, Debtor shall execute and deliver to Administrative Agent all documents and instruments Administrative Agent may require to grant to Administrative Agent a perfected first priority Lien therein and to subject to all of such interest to this Agreement, including but not limited to any new, supplementary or additional filings in the form of Schedule 1.04(a)(ii)(B)-A, -B, or -C.


                              IV. EVENT OF DEFAULT

         Upon the occurrence and during the continuance of an Event of Default:

         4.01. Application of Proceeds. All cash proceeds received by Administrative Agent upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as follows:

         First: To the payment of all reasonable out-of-pocket costs and expenses incurred in connection with the sale of, collection of or other realization upon Collateral, including reasonable attorneys' fees and disbursements;

         Second: To the payment of the Obligations as provided in the Credit Agreement (with Debtor remaining liable for any deficiency); and

         Third: To the extent of the balance (if any) of such proceeds, to the payment to Debtor or other Person entitled thereto.

         4.02.   Remedies.

         (a) If an Event of Default has occurred and is continuing and the Obligations have been accelerated, Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Texas at that time (the "UCC") (whether or not the Uniform Commercial Code applies to the affected Collateral), and also may (i) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Administrative Agent forthwith, assemble all or part of the Collateral (to the extent capable of being assembled) as directed by Administrative Agent and make it available to Administrative Agent at a place to be designated by Administrative Agent, which is reasonably convenient to both parties or (ii) without notice, except as specified below, sell the Collateral or any portion thereof in one or more parcels at public or private sale, at any of Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Administrative Agent may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by Applicable Law, ten days' written notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, provided that ten days' written notice does not violate any Applicable Law. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) Upon written demand of Administrative Agent, Debtor shall execute and deliver to Administrative Agent an assignment or assignments of the Collateral and such other documents as are necessary and appropriate to carry out the intent and purposes of this Agreement. Debtor agrees that such an assignment and/or recording shall be applied to reduce the Obligations outstanding only to the extent that Administrative Agent or any Lenders receives cash proceeds in respect of the sale of, or realization upon, the Collateral.

         4.03.   Indemnity and Expenses.

         (A) DEBTOR AGREES TO INDEMNIFY (WHICH SHALL BE PAYABLE FROM TIME TO TIME ON DEMAND) ADMINISTRATIVE AGENT AND SECURED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND LIABILITIES GROWING OUT OF OR RESULTING FROM THIS AGREEMENT (INCLUDING ENFORCEMENT OF THIS AGREEMENT), EXPRESSLY INCLUDING SUCH CLAIMS, LOSSES, OR LIABILITIES ARISING OUT OF MERE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY SECURED PARTY, EXCEPT CLAIMS, LOSSES OR LIABILITIES RESULTING SOLELY FROM ADMINISTRATIVE AGENT'S OR ANY SECURED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         (b) Debtor will upon demand pay to Administrative Agent and Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Administrative Agent and Secured Parties may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Administrative Agent and Secured Parties hereunder, or (iii) the failure by Debtor to perform or observe any of the provisions hereof. Debtor will pay upon demand to Administrative Agent the amount of any and all reasonable fees and disbursements of its counsel and of any experts and agents, which Administrative Agent may incur in connection with the administration of this Agreement.


                               V.  INTERPRETATION

         5.01.   Definitional Provision.

         (a) Certain Terms Defined by Reference. The terms "collateral", "inventory", "rights", and "security interest" shall have the meanings ascribed thereto in the UCC, or, when capitalized, the meanings specified in subsection
(b) below.

         (b)     Other Defined Terms.  For purposes of this Agreement:

         "Agreement" means this Agreement, including all schedules, annexes and exhibits hereto.

         "Collateral" means Debtor's rights, title and interests, (whatever they may be) in each of the following, in each case whether now or hereafter existing or now owned or hereafter acquired by Debtor and whether or not the same is subject to Article 9 of the UCC, and wherever the same may be located:

         (i)     the Trademarks and Goodwill;

         (ii)    the Copyrights;

         (iii)   the Patents;

         (iv) all registrations issued or applied for (now or hereafter) on the Trademarks, Copyrights and Patents and renewals thereof in the United States and any state thereof (the "Registrations");

         (v) any renewal, reissue, re-examination certificate, extension or the like with respect to the Trademarks, Patents, Copyrights;

         (vi) all rights to use the Trademarks as trade names or assumed names in all aspects of its business; and

         (vii) all proceeds and products of the foregoing together with any license in favor of or from Debtor of any of the foregoing in whatever form. The inclusion of "proceeds" of Collateral in the definition of "Collateral" shall not be deemed a consent by Administrative Agent to any sale or other disposition of any Collateral not otherwise specifically permitted by the terms hereof.

         "Copyright" means any copyright, copyright registration and applications for such registration, including but not limited to the copyrights listed on Annex C-1 attached hereto, all subject matter related to such copyrights, in any and all forms, and all copyrights and applications for copyrights related to such copyrights, including those copyrights and applications listed in Annex C-2 attached hereto.

         "Credit Agreement" is defined in the recitals.

         "Event of Default" means those events described as a "Default" or an "Event of Default" in the Credit Agreement.

         "Goodwill" means the goodwill of the businesses connected with the use of (or associated with) and symbolized by the Trademarks, but not any other goodwill.

         "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any Tribunal.

         "Information" means data, certificates, reports, statements (including financial statements), documents and other information in form (including electronic media) acceptable to Administrative Agent.

         "Lien" means, with respect to any property or asset of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise) (i) any mortgage, lien, pledge, attachment, levy, priority or other security interest or encumbrance of any kind thereupon or in respect thereof and (ii) any arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same, or make the same available for, the payment or performance of any obligation in priority to the payment of the ordinary, unsecured creditors of such Person.

         "Loan Documents" means the Credit Agreement and each agreement, certificate and other documents delivered to any Person pursuant to the Credit Agreement.

         "Obligations" is defined in Section 1.02.

         "Patents" means all patents, all inventions and subject matter related to such patents, in any and all forms, and all patents and applications for patents related to such patents, including but not limited to the patents listed on Annex A-1 attached hereto, all inventions and all subject matter related to such patents, in any and all forms, and all patents and applications for patents related to such patents, including those patents and applications listed on Annex A-2 attached hereto.

         "Person" means an individual, firm, corporation, partnership, association, joint venture, trust or any other entity or organization or Tribunal.

         "Security Interest" means the continuing security interest of Administrative Agent and assignment to Administrative Agent in the Collateral intended to be effected by the terms of this Agreement or any financing and continuation statements or other filings contemplated hereby.

         "Trademarks" means all trademarks, all designs and logotypes related to such trademarks, in any and all forms, and all trademark registrations and applications for registration related to such trademarks, including but not limited to the trademarks listed on Annex B-1 attached hereto, all designs and logotypes related to such trademarks, in any and all forms, and all trademark registrations and applications for registration related to such trademarks, including those registrations and applications listed on Annex B-2 attached hereto.

         "UCC" means Article 9 of the Uniform Commercial Code as in effect from time to time in the State of Texas.

         (c) Other Definitional Provisions. (i) Except as otherwise specified herein, all references herein (A) to any Person shall be deemed to include such Person's successors and assigns, (B) to any Applicable Law referred to herein shall be deemed references to such Applicable Law as the same may have been or may be amended or supplemented from time to time and (C) to this Agreement or other agreement defined or referred to herein shall be deemed a reference to this Agreement or other agreement as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

         (ii) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

         (iii) Except as otherwise indicated, any reference herein to the "Collateral", the "Obligations" or any other collective or plural term shall be deemed to be a reference to each and every item included within the category described by such collective or plural term, so that a reference to the "Collateral" or the "Obligations" shall be deemed a reference to any or all of the Collateral or the Obligations, as the case may be.

         (iv) Capitalized Terms not otherwise defined herein have the meaning specified in the Credit Agreement, and, to the extent of any conflict, terms as defined in the Credit Agreement shall control (provided, that a more expansive or explanatory definition shall not be deemed a conflict).

         5.02. Power of Attorney. Each power of attorney, license and other authorization in favor of Administrative Agent or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.


                               VI.  MISCELLANEOUS

         6.01. Expenses of Debtor's Agreements and Duties. Administrative Agent and Secured Parties shall not be liable for the costs and expenses of Debtor arising out of Debtor's performance or observance of the terms, conditions, covenants and agreements to be observed or performed by Debtor under this Agreement.

         6.02.   Administrative Agent's Right to Perform on Debtor's Behalf.
If Debtor shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under this Agreement, Secured Party may (but shall not be obligated to) do the same or cause it to be done or performed or observed, either in its name or in the name and on behalf of Debtor, and in the event that Debtor shall have failed to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under this Agreement, then Debtor hereby authorizes Secured Party to do so, and Debtor hereby appoints the Secured Party, and any other Person Secured Party may designate, as Debtor's attorney-in-fact (exercisable from and after the occurrence of an Event of Default which is continuing) to do, or cause to be done, in the name, place and stead of Debtor in any way in which Debtor itself could do, or cause to be done, any or all things necessary to observe or perform the terms, conditions, covenants and agreements to be observed or performed by Debtor under this Agreement. In addition, Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact (exercisable from and after the occurrence and during the continuance of an Event of Default which is continuing) to execute and deliver in Debtor's name and stead to any purchaser at any sale held under Section 4.02(b) hereof any and all documents and instruments of assignment, transfer and conveyance necessary or appropriate to transfer to such purchaser the Collateral sold at such sale. Secured Party shall not exercise any powers granted pursuant to this appointment as attorney-in-fact at any time that Debtor is fully performing its obligations hereunder. This appointment as attorney-in-fact shall terminate upon the termination of this Agreement.

         6.03. Administrative Agent's Right to Use Agents. Administrative Agent may exercise its rights under this Agreement through an agent or other designee.

         6.04. No Interference, Compensation or Expense. Administrative Agent may exercise its rights under this Agreement (a) without resistance or interference by Debtor and (b) without payment of any rent, license fee or compensation of any kind to Debtor.

         6.05. Limitation of Administrative Agent's Obligations With Respect to Collateral. (a) Administrative Agent shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto, except to the extent of any gross negligence or willful misconduct of the Administrative Agent.

         (b) Nothing contained in this Agreement shall be construed as requiring or obligating Administrative Agent, and Administrative Agent shall not be required or obligated, to (i) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or
(ii) notify Debtor of any decline in the value of any Collateral.

         6.06. Rights of Administrative Agent under UCC and Applicable Law. Administrative Agent shall have, with respect to the Collateral, in addition to all of their rights under this Agreement, (a) the rights of a secured party under the UCC, whether or not the UCC would otherwise apply to the collateral in question, and (b) the rights of a secured party under all other Applicable Laws.

         6.07. Waivers of Rights Inhibiting Enforcement. Debtor waives (a) to the extent not prohibited by Applicable Law, any claim that, as to any part of the Collateral, a public sale, should Administrative Agent elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF ADMINISTRATIVE AGENT'S RIGHTS HEREUNDER and (c) all rights of redemption, appraisement, or marshalling of assets.

         6.08. Notices and Deliveries. All notices and other communications provided for hereunder shall be in writing and mailed, telecopied or delivered by reputable overnight delivery service or by hand, if to the Debtor, addressed to it at its address specified on the signature pages hereof, if to the Administrative Agent, addressed to it at its address specified in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 6.08. All such notices and other communications shall, when mailed, telecopied, or delivered, be effective three days after being deposited in the mails, when telecopied with confirmation of receipt, or when delivered by reputable overnight delivery service or by hand to the addressee or its agent, respectively.

         6.09. Rights and Remedies Cumulative. Each of Administrative Agent's rights and remedies under this Agreement shall be in addition to all of its other rights and remedies under this Agreement and Applicable Law, and nothing herein shall be construed as limiting any such rights or remedies.

         6.10. Amendments; Waivers. Any term, covenant, agreement or condition of this Agreement may be amended, and any right under this Agreement may be waived, if, but only if, such amendment or waiver is in writing and is signed by Administrative Agent and, in the case of an amendment, by Debtor. Unless otherwise specified in such waiver, a waiver of any right under this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Administrative Agent under this Agreement or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of Administrative Agent under this Agreement or Applicable Law.

         6.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REFERENCE TO PRINCIPALS OF CONFLICTS OF LAWS) AND THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE REQUIRED TO BE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

         6.12. WAIVER OF JURY TRIAL. ADMINISTRATIVE AGENT AND DEBTOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         6.13.   Consent to Jurisdiction; Waiver of Immunities.

         (a) Debtor hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Texas State courts sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement, and Debtor hereby irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

         (b) Nothing in this section shall limit the right of Administrative Agent or any Secured Party to bring any action or proceeding against Debtor or its property in the courts of any other jurisdictions.

         (c) Any judicial proceeding by Debtor against Administrative Agent or any Secured Party involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement shall be brought only in a court in Dallas, Texas to the extent that jurisdiction may be effected against such Person in Dallas, Texas.

         6.14. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any change in Applicable Law would render invalid or unenforceable any provision of this Agreement, Debtor agrees to enter into such amendments or modifications to this Agreement to provide Administrative Agent with benefits intended to be granted by such provision.

         6.15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

         6.16. Successors and Assigns. All of the provisions of this Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, Debtor may not assign its rights or obligations under this Agreement without the prior written consent of the Lenders.

         6.17. Loan Documents. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         6.18. Obligations Not Affected. To the fullest extent permitted by Applicable Law, the obligations of Debtor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

         (a) any amendment or modification or addition or supplement to any Loan Documents or any instrument delivered in connection therewith or any assignment or transfer thereof;

         (b) any exercise, non-exercise, or waiver by Administrative Agent or any Secured Party of any right, remedy, power or privilege under or in respect of, or any release of any guaranty or the Collateral or any part thereof provided pursuant to, this Agreement or any Loan Documents;

         (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, any Loan Documents or any assignment or transfer of any thereof; or

         (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Debtor or any other Person, whether or not Debtor shall have notice or knowledge of any of the foregoing.

         6.19. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL ARGUMENTS BETWEEN THE PARTIES.


                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or members all as of the date first above written.

                                    DEBTOR:

                                        NETACCESS, INC.
2300 Corporate Center Drive
Thousand Oaks, California 91320
Telecopier No.:  (805) 376-9120
Telephone No.:  (805) 376-9300          By:   [SIG]
                                              ------------------------------
                                              Name:  Randall H. Holliday
                                                     -----------------------
                                              Title: Secretary
                                                     -----------------------
Attention: Chief Financial Officer



                                        SECURED PARTY:

                                        NATIONSBANK OF TEXAS, N.A., as
                                        Administrative Agent



                                        By:   [SIG]
                                              ------------------------------
                                              Name:  William C. Collins
                                                     -----------------------
                                              Title: Sr. Vice President
                                                     -----------------------









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